Exhibit 99.1

DemandTec Announces Third Quarter Fiscal Year 2012 Financial Results

SAN MATEO, Calif. — December 27, 2011 — DemandTec, Inc. (NASDAQ: DMAN), today announced financial results for the third quarter of fiscal year 2012 ended November 30, 2011.

Revenue

•                  Revenue was $22.3 million in the third quarter of fiscal 2012, compared to $21.7 million in the third quarter of fiscal 2011 and $22.0 million in the second quarter of fiscal 2012.

Gross Profit

•                  GAAP gross profit was $14.3 million in the third quarter of fiscal 2012, compared to GAAP gross profit of $14.2 million in the third quarter of fiscal 2011.

•                  Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $15.1 million in the third quarter of fiscal 2012, representing a non-GAAP gross margin of 67.8%, compared to $15.2 million in the third quarter of fiscal 2011, which represented a non-GAAP gross margin of 69.9%.

GAAP Operating and Net Loss

•                  GAAP loss from operations was $4.7 million in the third quarter of fiscal 2012, compared to a loss from operations of $2.1 million in the third quarter of fiscal 2011.

•                  GAAP net loss was $5.0 million, or ($0.15) per share in the third quarter of fiscal 2012, compared to a GAAP net loss of $2.1 million, or ($0.07) per share, in the third quarter of fiscal 2011.

Non-GAAP Operating and Net Income

•                  Non-GAAP operating income was $604,000 in the third quarter of fiscal 2012, which excludes $2.5 million in stock-based compensation expense, $568,000 in amortization of purchased intangible assets and $2.2 million of acquisition-related costs, compared to non-GAAP operating income of $1.2 million in the third quarter of fiscal 2011.

•                  Non-GAAP net income was $335,000, or $0.01 per diluted share, in the third quarter of fiscal 2012, compared to non-GAAP net income of $1.2 million, or $0.03 per diluted share, in the third quarter of fiscal 2011.

Balance Sheet

•                  Cash, cash equivalents and marketable securities at the end of the third quarter of fiscal 2012 totaled $66.4 million.

About DemandTec

DemandTec (NASDAQ:DMAN - News) connects more than 500 retailers and consumer products companies, providing common solutions to transact, interact, and collaborate on core merchandising and marketing activities. DemandTec’s services enable customers to achieve their sales volume, revenue, shopper loyalty, and profitability objectives. DemandTec software and analytical services utilize a science-based platform to model and understand consumer behavior.

Forward-Looking Statements

This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s services.  We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements.  These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties include risks related to the pendency and consummation of our proposed acquisition by IBM, changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, customer timely payment of invoices, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of adverse global economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.  Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement.  DemandTec reserves the right to modify future product plans at any time.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables.

A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.

Investor Contact:

Tim Shanahan

(650) 645-7103

tim.shanahan@demandtec.com

DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc.

Source: DemandTec, Inc. (DMAN)

DemandTec, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30,	February 28,
	2011	2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$18,821	$26,583
Marketable securities	40,716	40,834
Accounts receivable, net of allowances	14,652	9,357
Deferred commissions	1,158	1,073
Other current assets	2,707	2,475
Total current assets	78,054	80,322

Marketable securities, non-current	6,864	5,563
Property, equipment and leasehold improvements, net	7,266	6,556
Intangible assets, net	4,272	2,714
Goodwill	26,074	18,828
Other assets	1,530	1,112
Total assets	$124,060	$115,095

Current liabilities:
Accounts payable and accrued expenses	$18,483	$13,084
Deferred revenue	48,048	41,121
Total current liabilities	66,531	54,205

Deferred revenue, non-current	1,238	304
Other long-term liabilities	1,610	1,783

Stockholders’ equity:
Common stock	173,913	161,537
Accumulated other comprehensive income	95	147
Accumulated deficit	(119,327)	(102,881)
Total stockholders’ equity	54,681	58,803
Total liabilities and stockholders’ equity	$124,060	$115,095

DemandTec, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010

Revenue	$22,313	$21,670	$66,795	$60,103
Cost of revenue	8,012	7,468	25,627	21,664
Gross profit	14,301	14,202	41,168	38,439

Operating expenses:
Research and development	8,464	8,011	26,722	23,557
Sales and marketing	5,787	5,629	19,412	17,616
General and administrative	2,336	2,433	7,665	7,273
Acquisition-related costs	2,222	—	2,222	—
Amortization of purchased intangible assets	210	217	632	800
Restructuring charges	—	—	604	—
Total operating expenses	19,019	16,290	57,257	49,246

Loss from operations	(4,718)	(2,088)	(16,089)	(10,807)
Other income (expense), net	(121)	32	(39)	110
Loss before provision for income taxes	(4,839)	(2,056)	(16,128)	(10,697)
Provision for income taxes	148	29	318	105

Net loss	$(4,987)	$(2,085)	$(16,446)	$(10,802)

Net loss per share - basic and diluted	$(0.15)	$(0.07)	$(0.50)	$(0.36)

Weighted average shares used in per share calculation, basic and diluted	33,376	30,751	32,808	30,244

DemandTec, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended November 30,
	2011	2010
Operating activities:
Net loss	$(16,446)	$(10,802)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,830	2,434
Stock-based compensation expense	8,563	7,665
Amortization of purchased intangible assets	2,433	2,197
Provision for doubtful accounts	—	485
Other	(32)	47
Changes in operating assets and liabilities:
Accounts receivable	(4,744)	(4,005)
Prepaid expenses and other current assets	170	(506)
Other assets	(365)	(310)
Accounts payable and accrued liabilities	5,519	(639)
Accrued compensation	(2,365)	(2,004)
Deferred revenue	6,236	11,116
Net cash provided by operating activities	1,799	5,678

Investing activities:
Purchases of property, equipment, and leasehold improvements	(3,384)	(3,605)
Purchases of marketable securities	(42,132)	(52,297)
Maturities of marketable securities	40,949	43,523
Business acquisitions, net of cash acquired	(8,687)	(1,326)
Net cash used in investing activities	(13,254)	(13,705)

Financing activities:
Proceeds from issuance of common stock	3,814	4,006
Payment of employee withholding tax in lieu of issuing common stock	—	(937)
Net cash provided by financing activities	3,814	3,069
Effect of exchange rate changes on cash and cash equivalents	(121)	2
Net decrease in cash and cash equivalents	(7,762)	(4,956)
Cash and cash equivalents at beginning of period	26,583	21,335
Cash and cash equivalents at end of period	$18,821	$16,379

DemandTec, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended November 30,
	2011	2010

GAAP gross profit	$14,301	$14,202
Add back:
Stock-based compensation	465	484
Amortization of purchased intangible assets	358	466
Non-GAAP gross profit	$15,124	$15,152

GAAP gross margin	64.1%	65.5%
Add back:
Stock-based compensation	2.1%	2.2%
Amortization of purchased intangible assets	1.6%	2.2%
Non-GAAP gross margin	67.8%	69.9%

GAAP loss from operations	$(4,718)	$(2,088)
Add back:
Stock-based compensation	2,532	2,585
Amortization of purchased intangible assets	568	683
Acquisition-related costs	2,222	—
Non-GAAP Income from operations	$604	$1,180

GAAP net loss	$(4,987)	$(2,085)
Add back:
Stock-based compensation	2,532	2,585
Amortization of purchased intangible assets	568	683
Acquisition-related costs	2,222	—
Non-GAAP net income	$335	$1,183

GAAP net loss per share	$(0.15)	$(0.07)
Non-GAAP net income per share	$0.01	$0.03

Weighted average shares outstanding	33,376	30,751
Add back dilutive effect of common stock equivalents on non-GAAP net income	1,776	3,828
Non-GAAP weighted average shares outstanding	35,152	34,579

Use of Non-GAAP Financial Measures

The accompanying press release dated December 27, 2011 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP gross profit, gross margin, income from operations, net income, and net income per share amounts.

Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation expense, and (iii) acquisition-related costs.

Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets.  We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide investors with a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

Stock-Based Compensation Expense. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

Acquisition-Related Costs. We have excluded acquisition-related costs associated with our pending acquisition by IBM from our non-GAAP financial measures for the three months ended November 30, 2011. We have excluded expenses associated with the acquisition because they are non-recurring and because we believe investors may wish to exclude the effects of this acquisition in evaluating our financial performance for the quarter.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.